EXHIBIT 23.8


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 14, 1997, and September 6, 1996, for Safesite Records Management Corporation and Mohawk Business Record Storage, Inc., respectively, included in Iron Mountain Incorporated's Form S-4/A filed with the Securities and Exchange Commission on May 13, 1997, and to all references to our Firm included in this registration statement.




                                                            Arthur Andersen LLP


Boston, Massachusetts
Minneapolis, Minnesota
January 5, 1998